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                                 [LETTERHEAD]

                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
UFP Technologies, Inc. :

We consent to incorporation by reference in the registration statements (No. 333-2248 and No. 33-76440) on Form S-8 of UFP Technologies, Inc. of our report dated February 12, 1998, relating to the consolidated balance sheets of UFP Technologies, Inc. and subsidiary as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity, and cash flows and the related schedule for each of the years in the three-year period ended December 31, 1997, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of UFP Technologies, Inc.




                                       /s/ KPMG Peat Marwick LLP
                                       -------------------------
                                       KPMG Peat Marwick LLP

Boston, Massachusetts
March 27, 1998